Exhibit 8.1

February 28, 2014

NII International Telecom S.C.A.

65, boulevard Grand-Duchesse Charlotte

L-1331

Luxembourg

NII Holdings, Inc.

1875 Explorer Street, Suite 1000

Reston, Virginia 20190

Ladies and Gentlemen:

We have acted as special counsel to NII Holdings, Inc., a Delaware corporation (“Parent”), in connection with the issuance and sale by NII International Telecom S.C.A., a Luxembourg partnership limited by shares and wholly owned indirect subsidiary of Parent (“Company”), of and in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of, (i) $900,000,000 aggregate principal amount of 11.375% Senior Notes due 2019 (the “11.375% Exchange Notes”), guaranteed by Guarantors (as that term is defined in the Registration Statement), to be offered by Company and Parent in exchange for a like principal amount of Company’s issued and outstanding 11.375% Senior Notes due 2019, issued on February 19, 2013 and April 15, 2013, guaranteed by Guarantors (the “11.375% Old Notes”), and (ii) $700,000,000 aggregate principal amount of 7.875% Senior Notes due 2019 (the “7.875% Exchange Notes”) guaranteed by Guarantors, to be offered by Company and Guarantors in exchange for a like principal amount of Company’s issued and outstanding 7.875% Senior Notes due 2019, issued on May 23, 2013, guaranteed by Guarantors (the “7.875% Old Notes”).

We hereby confirm, based on the assumptions and subject to the qualifications and limitations set forth therein, that the statements in the section of the Registration Statement captioned “Material United States Federal Income Tax Consequences,” to the extent that such statements constitute statements of law, reflect our opinion as to the material federal income tax consequences regarding the exchange of (i) 11.375% Old Notes for 11.375% Exchange Notes and (ii) 7.875% Old Notes for 7.875% Exchange Notes. No opinion is expressed on matters other than those specifically referred to herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name and reference to our opinion letter under the heading “Certain Tax Considerations” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and regulations of the Commission issued thereunder.

/s/ Williams Mullen

Williams Mullen Center | 200 South 10th Street, Suite 1600 (23219) P.O. Box 1320 Richmond, VA 23218 williamsmullen.com

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